UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2023

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 24, 2023, Nxu, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) by and between H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), shares of its Class A common stock, par value $0.0001 per share (the “Shares”). Pursuant to the Agreement, the Company filed a prospectus supplement and the accompanying base prospectus related to the offering of the Shares having an aggregate offering price of up to $14,726,892 (the “Placement Shares”) through Wainwright as its sales agent or principal. The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-275059) which was declared effective by the Securities and Exchange Commission on October 30, 2023, the base prospectus contained therein, and a prospectus supplement related to the offering of the Placement Shares dated November 24, 2023.

Wainwright may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act including, without limitation, sales made through The Nasdaq Capital Market (“Nasdaq”) or into any other existing trading market for the Shares, in privately negotiated transaction with the consent of the Company and if so provided in the “Plan of Distribution” section of the prospectus supplement or a supplement thereto or in a new prospectus supplement disclosing the terms of such privately negotiated transaction.

Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Wainwright a cash commission equal to 3.0% of the gross sales proceeds of any Placement Shares sold through Wainwright under the Agreement, provided, however, that such compensation will not apply when the Wainwright acts as principal, in which case the Company may sell Placement Shares to Wainwright as principal at a price agreed upon at the relevant applicable time and pursuant to a separate agreement the Company will enter into with Wainwright setting forth the applicable terms. Pursuant to the terms of the Agreement, the Company also has provided Wainwright with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses and fees by Wainwright in connection with the offering up to a maximum of $65,000, and additional amounts for due diligence update sessions conducted in connection with each such date the Company files its Quarterly Reports on Form 10-Q or its Annual Report on Form 10-K, as applicable..

The Company is not obligated to make any sales of Shares under the Agreement and Wainwright is not obligated to buy or sell, any of the Shares under the Agreement. The Company or Wainwright may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions as specified in the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Winston & Strawn LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer will be made only by means of a prospectus, consisting of a prospectus supplement and the accompanying base prospectus, forming a part of the effective registration statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At-the-Market Offering Agreement dated November 24, 2023 by and between Nxu, Inc. and H.C. Wainwright & Co., LLC.
5.1	Opinion of Winston & Strawn LLP.
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nxu, Inc.

Date: November 24, 2023	By:	/s/ Mark Hanchett
Mark Hanchett Chief Executive Officer